NUMED SURGICAL, INC.

               SPECIAL MEETING OF SHAREHOLDERS, FEBRUARY 24, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of Common Shares of NuMed Surgical, Inc., a corporation organized under the laws of the state of Nevada, (the "Company") does hereby appoint Jugal K. Taneja, Robert P. Ottman, and Paul A. Santostasi, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of NuMed Surgical, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on January 15, 1999, at the Special Meeting of Shareholders of NuMed Surgical, Inc. to be held at the offices of Schifino & Fleischer P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, on Wednesday, February 24, 1999, at 9:30 a.m., local time, or any adjournment or postponement thereof, on the following matters, and on such other business as may properly come before the meeting:

         1. APPROVE AND ADOPT REVERSE STOCK SPLIT. Proposal to reduce the number of outstanding shares of the common stock, par value $.001 per share, of the Company, through a one-for-fifty reverse split of such outstanding shares;

                  [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

         2. APPROVAL OF MERGER AGREEMENT. Proposal to adopt the Agreement and Plan of Merger dated as of January 15, 1999 (the "Merger Agreement") by and between Nutriceuticals.com Corporation, Florida corporation and the Company, pursuant to which Nutriceuticals.com Corporation will be merged with and into the Company (the "Merger"), with the Company as the corporation surviving the Merger, and in which (i) each issued and outstanding common share of Nutriceuticals.com will be converted into one (1) share of NuMed Common Stock, (ii) NuMed's corporate name will be changed to "Nutriceuticals.com Corporation," and (iii) the officers and directors of Nutriceuticals.com will become the officers and directors of NuMed after the Merger.

                  [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

         3. In their discretion, on such other business as may properly come before the meeting.

                     (PLEASE SIGN AND DATE ON REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)

                        PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE REVERSE STOCK SPLIT, AND FOR THE ADOPTION OF THE MERGER AGREEMENT.

 (PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD EXACTLY AS YOUR NAME OR
      NAMES APPEAR BELOW, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.)

                               [ ]  I PLAN TO ATTEND THE SPECIAL MEETING.
                               [ ]  I DO NOT PLAN TO ATTEND THE SPECIAL MEETING.


                                        DATE: ____________________________, 1999


                                        SIGNATURE(S):___________________________

                                        ________________________________________

                                        ________________________________________
                                        TITLE OR AUTHORITY (IF APPLICABLE)

                                        PLEASE SIGN YOUR NAME HERE EXACTLY AS IT
                                        APPEARS HEREON. JOINT OWNERS SHOULD EACH
                                        SIGN. WHEN SIGNING AS AN ATTORNEY,
                                        EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                        GUARDIAN, CORPORATE OFFICER OR OTHER
                                        SIMILAR CAPACITY, SO INDICATE. IF THE
                                        OWNER IS A CORPORATION, AN AUTHORIZED
                                        OFFICER SHOULD SIGN FOR THE CORPORATION
                                        AND STATE HIS TITLE. THIS PROXY SHALL BE
                                        DEEMED VALID FOR ALL SHARES HELD IN ALL
                                        CAPACITIES THAT THEY ARE HELD BY THE
                                        SIGNATORY.